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                                                                    Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement of Cambridge Technology Partners (Massachusetts), Inc. on Form S-3 of our report dated October 14, 1996, on our audits of the financial statements of NatSoft S.A. as of December 31, 1995, 1994, and 1993, and for each of the three years in the period ended December 31, 1995.

We also consent to the reference to our Firm under the caption "Experts".



                              STG-Coopers & Lybrand S.A.
                              F.H. Heerde
                              Certified Public Accountant, Lead Auditor

Geneva, Switzerland
November 13, 1996